Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Erin Gehan Sr. Director Investor Relations (310) 410-9600 ext. 32862

HERBALIFE LTD. ANNOUNCES 3rd QUARTER 2007 DIVIDEND

LOS ANGELES, October 30, 2007 — Herbalife Ltd. (NYSE: HLF) today reported that its Board of Directors approved a quarterly cash dividend of $0.20 per share to shareholders of record effective November 30, 2007, payable on December 14, 2007.

Third Quarter Earnings Conference Call
The company will release its third quarter financial results after the close of trading on the NYSE on Tuesday, November 6, 2007. The following day, Wednesday, November 7, 2007 at 8 a.m. PT (11 a.m. ET), Herbalife’s senior management team will host an investor conference call to discuss its third quarter financial results and provide an update on current business trends. The company will provide updated 2007 guidance and, for the first time, 2008 financial guidance.

The dial-in number for this conference call for domestic callers is (866) 219-5268. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the company’s Web site at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic and international callers) and entering access code 1109438. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife Ltd. is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 65 countries through a network of more than 1.6 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information.

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